Exhibit 5.1

By email Aptorum Group Limited Floor 4, Willow House, Cricket Square, Grand Cayman, KY1-9010 Cayman Islands	Floor 4, Willow House, Cricket Square Grand Cayman KY1-9010 Cayman Islands
D +1 345 914 5845 T +1 345 949 2648 F +1 345 949 8613 E dmagee@campbellslegal.com campbellslegal.com
Our Ref: RCS/RML/17506 Your Ref:
CAYMAN | BVI | HONG KONG

10 July 2019

Dear Sirs

Aptorum Group Limited – Listing of Class A Ordinary Shares

We have acted as Cayman Islands legal advisers to Aptorum Group Ltd. (the "Company"), a Cayman Islands exempted company, in connection with the Company’s Form S-8 Registration Statement (“S-8 Registration Statement”), filed with the Securities and Exchange Commission (“Commission”) under the U.S. Securities Act of 1933, as amended to date (the "Act"), relating to the registration and offering of 5,500,000 Class A Ordinary Shares, par value of US$1.00 each (“Plan Shares”), issuable in accordance with the “Aptorum Group Limited 2017 Share Option Plan” (“Plan”). We are furnishing this opinion as Exhibit 5.1 to the S-8 Registration Statement.

1	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Resolutions, the Shareholder Resolutions and the Certificate of Good Standing (each as defined below). We have also relied upon the following assumptions, which we have not independently verified:

1.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate;
1.2	All signatures, initials and seals are genuine;
1.3	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions expressed herein;
1.4	The Plan Shares to be offered and issued by the Company pursuant to the S-8 Registration Statement will be issued by the Company against payment in full, in accordance with the S-8 Registration Statement and be duly registered in the Company’s register of members;
1.5	The A&R Memorandum and Articles (as defined below) remain in full force and effect and are unamended;

1.6	The Resolutions and the Shareholder Resolutions were duly passed in the manner prescribed in the A&R Memorandum and Articles and the resolutions contained in the Resolutions and the Shareholder Resolutions are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;
1.7	The authorised shares of the Company as set out in the A&R Memorandum and Articles have not been amended; and
1.8	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the then effective Memorandum and Articles of Association of the Company) and all resolutions passed at the meetings, or passed by written consent as the case may be.
2	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents and such other documents or instruments as we deem necessary:

2.1	Post-Effective Amendment No. 1 to registration statement on Form F-1, including all amendments or supplements thereto;
2.2	A copy of the registration statement on Form F-1 (including all amendments or supplements) filed in relation to the initial public offering of Class A Ordinary Shares in the Company;
2.3	A copy of the Registration Statement relating to the resale by certain shareholders of the Company of 27,765,821 Class A Ordinary Shares;
2.4	A copy of the S-8 Registration Statement relating to the registration of the Plan Shares to be granted pursuant to the terms of the Plan;
2.5	A copy of the Aptorum Group Limited 2017 Share Option Plan (the “2017 Plan”);
2.6	A copy of the certificate of incorporation issued by the Registrar of Companies in the Cayman Islands on 13 September 2010;
2.7	A copy of the Company’s certificate of incorporation on change of name issued by the Registrar of Companies in the Cayman Islands on 3 March 2017;
2.8	A copy of the certificate of incorporation of change of name issued by the Registrar of Companies in the Cayman Islands dated 19 October 2017;
2.9	A copy of the statutory registers of directors and officers, members, mortgages and charges of the Company as maintained at its registered office in the Cayman Islands, certified as true by Campbells Corporate Services Limited on 28 June 2019;
2.10	A copy of the second amended and restated Memorandum and Articles of Association of the Company adopted by the Shareholder Resolutions on 13 October 2017 and filed with the Registrar of Companies (the "A&R Memorandum and Articles");

2.11	Certificate of Good Standing in respect of the Company issued by the Registrar of Companies in the Cayman Islands dated 4 July 2019 (the "Certificate of Good Standing");
2.12	Copies of the written resolutions of the board of directors of the Company dated 27 November 2018, 30 May 2018, 27 March 2018, 3 April 2018, 3 October 2017, 9 October 2017, 17 September 2017, 18 April 2019, 27 June 2019 and 4 July 2019 (together, the "Resolutions");
2.13	A copy of the shareholder resolutions of the Company dated 13 October 2017 (the "Shareholder Resolutions"); and
2.14	The records of proceedings of the Company on file with, and available for inspection on 10 July 2019, at the Grand Court of the Cayman Islands.
3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.
3.2	The Company has taken all necessary action to authorise the execution, delivery and performance of the S-8 Registration Statement in accordance with its terms.
3.3	The Plan Shares as described in the S-8 Registration Statement will, upon the receipt of full payment, issuance and delivery in accordance with the terms of the 2017 Plan and the offering described in the S-8 Registration Statement and registration in the register of members (shareholders) of the Company, be validly issued, fully paid and non-assessable.
4	Qualifications
4.1	We make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.
4.2	In this opinion, the phrase "non-assessable" means, with respect to the Registered Securities, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Registered Securities by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).
4.3	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

We hereby consent to filing of this opinion as an exhibit to the S-8 Registration Statement and to the reference to our name in the S-8 Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder, with respect to any part of the Registration Statement, including this opinion and an exhibit or otherwise.

Yours faithfully

Campbells